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                                                                  EXHIBIT 3M(21)


                           SUBSIDIARIES OF REGISTRANT

The Detroit Edison Company - Michigan Corporation

     -   Subsidiaries of Detroit Edison

         Midwest Energy Resources Company - Michigan Corporation
           (sometimes known as MERC)
         The Edison Illuminating Company of Detroit-Michigan Corporation St. Clair Energy Corporation - Michigan Corporation (sometimes known as St. Clair)


DE Energy Services, Inc. - Michigan Corporation

     -   Subsidiaries of DE Energy

         Biomass Energy Systems, Inc. - Michigan Corporation

     -   Subsidiaries of Biomass

                 RES Power, Inc. - Michigan Corporation
                 Somoma Energy Systems, Inc. - Michigan Corporation Riverview Gas Producers, Inc. - Michigan Corporation

         Edison Energy Services, Inc. - Michigan Corporation
     -   Subsidiary of Edison Energy
         PCI Enterprises, Inc. - Michigan Corporation

DTE Capital Corporation - Michigan Corporation

Syndeco Realty Corporation - Michigan Corporation

Edison Development Corporation - Michigan Corporation
     Subsidiary of Edison Development
        EdVenture Capital Corp. - Michigan Corporation

UTS Systems, Inc. - Michigan Corporation